Exhibit 21.1

Legal Name of Subsidiary	Country	State
Emergo Global Consulting LLC	USA	Texas
Emergo Europe Consulting B.V.	Netherlands
Emergo Consulting (UK) Limited	UK
Emergo Consulting LLC	Russia
Emergo Deutshland GmbH	Germany
Emergo France	France
Emergo Global Representation LLC	USA	Texas
Emergo Asia-Pacific Pty. Ltd. (1)	Australia
Emergo Brazil Participacoes e Servicos de Consultoria Ltda. (2)	Brazil
Emergo Brazil Import Importacao e Distribuicao de Produtos Medicos Hospitalares Ltda. Me. (3)	Brazil
Emergo (India) Consulting Private Limited Ltd.	India
Emergo Costa Rica S.R.L	Costa Rica
Emergo Europe B.V.	Netherlands
Emergo Hong Kong Ltd.	Hong Kong
Emergo Korea Ltd.	Korea
Emergo Malaysia Sdn. Bhd.	Malaysia
Emergo Medical Technology (Beijing) Co., Ltd.	China
Emergo Peru S.R.L	Peru
Emergo S. de R.L. de C.V.	Mexico
Emergo Singapore Consulting Pvt. Ltd.	Singapore
Emergo Taiwan Limited	Taiwan
I.L Emergo Israel Ltd.	Israel
Emergo Japan Consulting K.K.	Japan
UL Business Solutions Canada Inc.	Canada
UL Laboratory Canada Inc.	Canada
UL International, L.L.C.	USA	Delaware
UL LLC	USA	Delaware
Gulf Renewable Energy Laboratory (4)	Saudi Arabia
Data Test Labs Company	USA	Michigan
UL -CCIC Company Limited (6)	China
UL Verification Services Inc.	USA	Delaware
Chemadvisor Europe Srl	Belgium
Consumer Testing Laboratories (Bangladesh) Limited, Inc.	USA	Florida

Consumer Testing Laboratories, Ltd (7)	Bangladesh
Consumer Testing Laboratories (Far East) Ltd.	Hong Kong
Consumer Testing Laboratories (Shenzhen) Co., Ltd.	China
UL Responsible Sourcing Mexico SA de CV	Mexico
Underwriters Laboratories (Thailand) Limited (8)	Thailand
UL Maybach Holdings LLC	USA	Delaware
Kugler MAAG CIE GmbH	Germany
Kugler MAAG CIE Management Consulting (Shanghai) Co., Ltd.	China
UL Method Park GmbH	Germany
Method Park Consulting (Shanghai) Ltd.	China
UL Concord Holdings Limited	UK
Cimteq Holdings Limited	UK
Cimteq Limited	UK
UL S.a r.l.	Luxembourg
Underwriters Laboratories B.V. In Liquidation	Netherlands
UL VS Bangladesh Ltd.	Bangladesh
Underwriters Laboratories Holdings B.V	Netherlands
DQS Holding GmbH (9)	Germany
STR International, LLC	USA	Delaware
Specialized Technology Resources Lanka Pvt. Ltd.	Sri Lanka
STR Turkey LLC	USA	Delaware
UL VS Laborataur Hizmetieri Anonim Sirketi	Turkey
UL VS Hong Kong Limited	Hong Kong
Specialized Technology Resources - Bangladesh Private Limited	Bangladesh
UL VS Shanghai Ltd	China
UL VS (Vietnam) Co. Ltd.	Vietnam
UL VS Taiwan Ltd.	Taiwan
UL de Argentina S.R.L.	Argentina
UL de Mexico S.A. de C.V.	Mexico
UL do Brasil Ltda.	Brazil
Testtech Laboratorios de Avaliacao de Conformidade Ltda	Brazil
UL do Brasil Certificacoes	Brazil
Underwriters Laboratories Advanced for Verification	Saudi Arabia
UL GmbH	Switzerland

Futuremark Oy	Finland
Futuremark Inc.	USA	California
UL De Colombia S.A.S	Colombia
UL International Services B.V.	Netherlands
Collis Holding B.V.	Netherlands
UL TS B.V.	Netherlands
UL TS FZE	Dubai
UL TS Inc.	USA	Minnesota
UL International (Netherlands) B.V.	Netherlands
UL International Australia Pty Ltd	Australia
UL Transaction Security Pty. Ltd.	Australia
Underwriters Laboratories Taiwan Co., Ltd.	Taiwan
UL Ireland Operations Limited	Ireland
Underwriter Laboratories Middle East FZ-LLC	Dubai
UL International (France) SA	France
UL International Demko A/S	Denmark
UL International Germany GmbH	Germany
UL International GmbH	Germany
Dewi do Brasil Engenharia e Comercio de Energia Eolica e Solar Ltda	Brazil
DEWI-OCC Offshore and Certification Centre GmbH	Germany
UL International Italia S.r.l.	Italy
Istituto Certificazione Qualita S.r.l	Italy
ICQ (MED) S.a.r.l	Tunisia
UL Morocco LLC	Morocco
Nuovo Istituto Italiano Sicurezza Giocattoli S.r.l.	Italy
UL International (UK) Limited	UK
UL VS Limited	UK
HBI Compliance Limited	UK
DB Management Systems Ltd	UK
Healthy Buildings International Limited	UK
UL VS South Africa Proprietary Limited	South Africa
UL International Limited	Hong Kong
UL International New Zealand Limited	New Zealand
UL International Polska Sp. z o.o.	Poland

UL International Singapore-Private Limited	Singapore
PT. UL International Indonesia	Indonesia
UL (China) Holding Co. Ltd.	China
Green Safety (Shanghai) Investment Management Company Limited	China
UL Changzhou Quality Technology Services Co., Ltd.	China
UL Standard Technical Service (Shanghai) Co., Ltd.	China
UL India Private Limited	India
UL International (Sweden) AB	Sweden
UL Japan, Inc.	Japan
UL-Shimadzu Laboratory Corporation (10)	Japan
UL Korea, Ltd.	Korea
UL Services (Malaysia) Sdn. Bhd.	Malaysia
UL Verification Services Private Limited	Singapore
UL Verification Services (Guangzhou) Co. Ltd.	China
Underwriters Laboratories Iberica, S.L.	Spain
Certification Entity For Renewable Energies, S.L.	Spain
Underwriters Laboratories of Canada, Inc.	Canada
UL Services Group LLC	USA	New York
UL Associates LLC	USA	South Carolina
UL Business Services India LLP	India
UL Business Services Mexico, S. de R.L de C.V	Mexico
UL Services Group Foreign Holdings LLC	USA	Delaware
UL Services Spain S.L.	Spain
AWS Truepower do Brasil Ltda.	Brazil

Footnotes
(1)Trading as Emergo Australia
(2)Does business as Emergo Brazil Consultoria
(3)Does business as Emergo Brazil Import
(4)55% owned by GCC Electrical Equipment Testing Lab and 45% owned by UL LLC
(5)Does business as DATA Test Labs
(6)70% owned by UL LLC and 30% owned by China Certification & Inspection Group Co., Ltd.
(7)1% owned by an officer of UL Inc.
(8)1% owned by 3rd party minority shareholder
(9)27.78% owned by Underwriters Laboratories Holdings B.V. (in process of changing the ownership to UL International Singapore Private Limited) and remainder owned by 3rd parties
(10)60% owned by UL Japan, Inc. and 40% owned by 3rd party